Exhibit 99.1

Press Release

For Immediate Release
Contact: Claire S. Bean, Executive Vice President and Chief Financial Officer
1-508-528-7000 x363

Benjamin Franklin Bancorp Reports Results for Second Quarter of 2005

FRANKLIN, MASSACHUSETTS (July 19, 2005): Benjamin Franklin Bancorp, Inc. (the “Company” or “Benjamin Franklin”) (Nasdaq: BFBC), the bank holding company for Benjamin Franklin Bank (the “Bank”), today reported a net loss of $2.5 million for the quarter ended June 30, 2005. The loss was the result of two non-recurring charges:

1.	A $4.0 million contribution made to the Benjamin Franklin Bank Charitable Foundation (loss of $2.6 million on an after-tax basis);

2.	The recognition of a net loss of $1.0 million on the sale/write-down of bank-owned land (loss of $1.0 million after-tax).

Excluding the Foundation contribution and the loss on land, Benjamin Franklin earned $1.1 million for the quarter ended June 30, 2005. Because shares had not been issued and outstanding during the entire quarter ending June 30, 2005 or for the other full periods presented, earnings per share have not been reported.

Benjamin Franklin completed its mutual-to-stock conversion and related stock offering on April 4, 2005, with the issuance of 5,977,419 shares (including 400,000 shares issued to the Benjamin Franklin Bank Charitable Foundation). Net proceeds received in connection with the offering aggregated $53.7 million. An additional 2,511,479 shares were issued in connection with the acquisition of Chart Bank, which was consummated immediately following the stock conversion. The cash portion of the consideration paid to Chart Bank shareholders totaled $21.4 million. A total of 8,194,211 shares were outstanding as of June 30, 2005, representing 8,488,898 shares issued in the offering and the acquisition, less 294,687 unallocated shares held by the Company’s Employee Stock Ownership Plan. The weighted average of the shares outstanding during the quarter was 8,212,140 (for the 88 day period from April 4, 2005 to quarter end), as the ESOP shares were purchased on the open market over the course of the quarter.

Thomas R. Venables, President and Chief Executive Officer, noted: “At over $860 million in total assets, Benjamin Franklin is now one of the largest public banks headquartered in the Boston west-suburban market. We have effectively deployed a significant portion of our new capital with the acquisition of Chart Bank, but still have the resources necessary to carry out our growth strategy, which is focused on building core deposits and lending relationships. ”

The acquisition of Chart Bank added $260.4 million to the Company’s total assets. Of that amount, the largest components were loans ($185.0 million, net), securities ($39.9 million) and cash deployed by CSSI, the Bank’s ATM servicing subsidiary ($28.9 million). Funding liabilities added as a result of the acquisition included deposits totaling $216.9 million and borrowed funds of $25.5 million. The integration of former Chart customers into Benjamin Franklin’s operations, including data processing systems conversions, was accomplished during the second quarter.

In addition to the loans added by the Chart acquisition, the Company’s loan portfolio grew by $29.1 million in the second quarter, $21.5 million of that in commercial real estate loans. As of June 30, 2005, net loans represented 70.4% of total assets, and commercial loans in particular (including commercial real estate, construction and commercial business loans) represented 44.5% of total loans, compared to 30.9% at December 31, 2004. The Company is committed to expanding its commercial lending business, and to that end has increased the size of its commercial lending staff to twelve at present, compared to four at year-end 2004. Commercial credit analysis and processing resources have also been increased to support this effort.

With the addition of Chart Bank, the Company’s deposits have grown to $628.8 million as of June 30, 2005, with 59.7% of that total in core deposit accounts. Borrowed funds have increased by $11.4 million during the quarter, over and above the $25.5 million in borrowed funds assumed in the Chart Bank acquisition.

The Company’s net interest margin (“NIM”), at 3.26% for the three months ended June 30, 2005, has benefited from the increase in higher-yielding commercial loans, as well as from the wider NIM provided by Chart’s balance sheet, which was more heavily invested in commercial assets than that of Benjamin Franklin.

Asset quality remains strong at the close of the second quarter, with non-performing assets as a percentage of total assets at .04% as of June 30, 2005. The allowance for loan losses stood at .91% of total loans at quarter end, representing 1,592.1% of non-performing loans on that date.

Non-interest income for the second quarter was significantly affected by the $1.0 million net loss recognized on bank-owned land. Two parcels of land that had been held as future branch sites were sold during the quarter for an aggregate gain of $380,000. A third parcel that had been held as a future branch site was written down by $1.4 million to estimated fair market value, once the decision was made to market the parcel for sale. Although the Company’s current strategy contemplates the opening of several new branches over the next few years, in all likelihood future branch locations will be leased rather than owned. Non-interest income for the quarter also reflects the addition of deposit and loan fees associated with former Chart Bank accounts, as well as fee revenue generated by CSSI, the Bank’s ATM servicing subsidiary. For the quarter, those ATM fees amounted to approximately $380,000.

The Company’s efficiency ratio for the quarter (excluding the Foundation contribution, amortization of the core deposit intangible, and the net loss recognized on bank-owned land) improved to 62.7% from 83.0% in the year earlier period. Although operating expenses have increased in order to support the Company’s lending growth, the leverage to the Company’s existing expense structure provided by the Chart Bank acquisition more than offset these expense increases.

At its regularly scheduled meeting on July 27, 2005, the Board of Directors intends to consider a policy of paying dividends on the Company’s common stock. At this time, no decision has been made with respect to whether or when the payment of dividends may occur.

Certain statements herein constitute “forward-looking statements” and actual results may differ from those contemplated by these statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the businesses in which Benjamin Franklin Bancorp is engaged and changes in the securities market. The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

BENJAMIN FRANKLIN BANCORP, INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)

	June 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS

Cash and due from banks	$15,052	$8,691
Cash supplied by CSSI to its ATM customers	27,192	—
Short-term investments	18,424	5,513

Total cash and cash equivalents	60,668	14,204

Securities available for sale, at fair value	120,029	86,070
Securities held to maturity, at amortized cost	161	217
Restricted equity securities, at cost	9,115	6,975

Total securities	129,305	93,262

Loans:
Residential real estate mortgage loans	306,118	241,090
Commercial real estate	219,774	85,911
Construction	36,434	28,651
Commercial business	14,487	4,375
Consumer	35,824	25,370
Net deferred loan costs	1,344	1,148

Total loans	613,982	386,545
Allowance for loan losses	(5,531)	(3,172)

Loans, net	608,451	383,373

Premises and equipment, net	11,338	11,147
Accrued interest receivable	2,818	1,490
Goodwill	33,762	4,248
Bank-owned life insurance	7,303	7,182
Other assets	10,139	2,487

	$863,784	$517,393

LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits:
Regular savings	$107,557	$95,875
Money market accounts	105,586	53,167
Now accounts	36,697	22,460
Demand deposit accounts	126,632	87,776
Time deposit accounts	252,373	137,221

Total deposits	628,845	396,499

Short-term borrowings	3,915	4,250
Long-term debt	114,000	81,000
Other liabilities	7,794	4,316

Total liabilities	754,555	486,065

Common stock	—	—
Additional paid-in capital	82,836	—
Retained earnings	30,785	32,997
Unallocated common shares held by ESOP	(2,990)	—
Accumulated other comprehensive loss	(1,403)	(1,669)

Total shareholders’ equity	109,229	31,328

	$863,784	$517,393

BENJAMIN FRANKLIN BANCORP, INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share and share data)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2005	2004	2005	2004
	(Unaudited)		(Unaudited)
Interest and dividend income	$9,186	$4,943	$14,900	$9,804
Interest expense	3,128	1,661	5,213	3,268

Net interest income	6,058	3,282	9,687	6,536

Provision for loan losses	328	150	496	320

Net interest income, after provision for loan losses	5,730	3,132	9,191	6,216

Other income (charges):
Deposit service fees	295	230	502	484
Loan servicing fees	132	32	204	177
ATM servicing fees	379	4	382	8
Gain on sale of loans, net	4	31	20	98
Gain (loss) on sales of securities, net	—	(1)	—	8
Loss on sale/write-down of bank-owned land, net	(1,020)	—	(1,020)	—
Income from bank-owned life insurance	59	49	118	97
Miscellaneous	395	183	532	352

Total other income	245	528	737	1,222

Operating expenses:
Salaries and employee benefits	2,466	1,866	4,480	3,717
Occupancy and equipment	658	366	1,099	745
Data processing	535	366	872	702
Professional fees	238	52	367	118
Contribution to Benjamin Franklin Bank Charitable Foundation	4,000	—	4,000	—
Amortization of core deposit intanglible	554	45	599	91
Other general and administrative	691	489	1,189	938

Total operating expenses	9,142	3,184	12,606	6,311

Income (loss) before income taxes	(3,168)	476	(2,678)	1,127

Provision (benefit) for income taxes	(625)	153	(466)	349

Net income (loss)	$(2,543)	$323	$(2,212)	$778

BENJAMIN FRANKLIN BANCORP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS AND OTHER DATA
(In thousands except per share data)

	At or For the Three Months
	Ended June 30,
	2005	2004
	(Unaudited)
Financial Highlights:
Net interest income	$6,058	$3,282
Net income (loss)	$(2,543)	$323
Shares outstanding — end of period	8,194,211	n/a
Weighted average shares outstanding (4):
Basic	8,212,140	n/a
Diluted	8,212,140	n/a
Shareholders’ equity — end of period	$109,230	$30,800
Book value per share — end of period	$13.33	n/a
Tangible book value per share — end of period	$8.61	n/a

Ratios and Other Information:
Return on average assets	-1.20%	0.27%
Return on average equity	-9.67%	4.25%
Average interest rate spread (1)	2.88%	2.53%
Net interest margin (2)	3.26%	2.92%
Efficiency ratio (3)	62.69%	83.00%
Non-interest expense to average total assets (5)	4.31%	2.65%
Average interest-earning assets to average interest-bearing liabilities	122.56%	125.99%

At period end:
Non-performing assets to total assets	0.04%	0.08%
Non-performing loans to total loans	0.06%	0.12%
Allowance for loan losses to non-performing loans	1592.13%	729.63%
Allowance for loan losses to total loans	0.91%	0.84%

Equity to total assets at end of period	12.62%	5.69%
Tier 1 leverage capital ratio	9.79%	7.53%
Total risk-based capital ratio	15.09%	13.40%

Number of full service offices	9	6

(1)	The average interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(2)	The net interest margin represents net interest income as a percent on average interest-earning assets for the period.

(3)	The efficiency ratio represents non-interest expense minus expenses related to the amortization of intangible assets and the contribution to the Benjamin Franklin Bank Charitable Foundation, divided by the sum of net interest income (before the loan loss provision) plus non-interest income (excluding net gains (losses) on sale of bank assets).

(4)	Weighted average shares outstanding are calculated for the 88 days from April 4, 2005 through June 30, 2005.

BENJAMIN FRANKLIN BANCORP, INC AND SUBSIDIARIES
ANALYSIS OF NET INTEREST INCOME
(Dollars in thousands)

	Six Months Ended June 30,
	2005			2004
	Average			Average
	Outstanding			Outstanding
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Interest-earning assets:
Loans	$489,108	$12,940	5.34%	$308,729	$7,989	5.20%
Investment securities	110,443	1,715	3.13%	112,887	1,729	3.08%
Short-term investments	$20,996	244	2.35%	19,525	86	0.89%

Total interest-earning assets	620,546	14,900	4.84%	441,141	9,804	4.47%
Non-interest-earning assets	71,073			31,361

Total assets	$691,619			$472,502

Interest-bearing liabilities:
Savings deposits	$102,177	258	0.51%	$98,602	244	0.50%
Money market	87,618	668	1.54%	51,414	207	0.81%
NOW accounts	29,161	41	0.28%	24,065	18	0.15%
Certificates of deposits	193,450	2,458	2.56%	132,406	1,668	2.53%

Total deposits	412,405	3,424	1.67%	306,487	2,136	1.40%
Short-term borrowings	3,102	22	1.42%	55	0	0.00%
Long-term debt	87,383	1,767	4.08%	45,275	1,132	5.03%

Total interest-bearing liabilities	502,890	5,213	2.09%	351,816	3,268	1.87%
Non-interest bearing liabilities	120,171			90,815

Total liabilities	623,061			442,631
Equity	68,558			29,870

Total liabilities and equity	$691,619			$472,502

Net interest income		$9,687			$6,536

Net interest rate spread (2)			2.75%			2.60%
Net interest-earning assets (3)	$117,657			$89,325

Net interest margin (4)			3.15%			2.98%
Average interest-earning assets to interest-bearing liabilities			123.40%			125.39%

(1)	Yields and rates for the six months ended June 30, 2005 and 2004 are annualized.

(2)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities

(3)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

BENJAMIN FRANKLIN BANCORP, INC AND SUBSIDIARIES
ANALYSIS OF NET INTEREST INCOME
(Dollars in thousands)

	Three Months Ended June 30,
	2005			2004
	Average			Average
	Outstanding			Outstanding
	Balance	Interest	Yield/Rate(1)	Balance	Interest	Yield/Rate(1)
Interest-earning assets:
Loans	$589,869	$8,048	5.47%	$320,864	$4,073	5.11%
Investment securities	129,250	987	3.06%	115,064	834	2.91%
Short-term investments	$25,876	151	2.33%	16,565	37	0.89%

Total interest-earning assets	744,996	9,186	4.95%	452,493	4,943	4.39%
Non-interest-earning assets	106,428			30,059

Total assets	$851,424			$482,553

Interest-bearing liabilities:
Savings deposits	$109,318	142	0.52%	$100,505	124	0.50%
Money market	117,969	458	1.56%	51,601	104	0.81%
NOW accounts	36,240	32	0.36%	24,804	9	0.15%
Certificates of deposits	244,490	1,561	2.56%	136,581	856	2.52%

Total deposits	508,017	2,193	1.73%	313,492	1,094	1.40%
Short-term borrowings	6,092	21	1.39%	110	0	0.00%
Long-term debt	93,765	914	3.91%	45,549	567	5.00%

Total interest-bearing liabilities	607,874	3,128	2.06%	359,151	1,661	1.86%
Non-interest bearing liabilities	138,073			93,675

Total liabilities	745,947			452,826
Equity	105,477			29,727

Total liabilities and equity	$851,424			$482,553

Net interest income		$6,058			$3,282

Net interest rate spread (2)			2.88%			2.53%
Net interest-earning assets (3)	$137,122			$93,342

Net interest margin (4)			3.26%			2.92%
Average interest-earning assets to interest-bearing liabilities			122.56%			125.99%

(1)	Yields and rates for the three months ended June 30, 2005 and 2004 are annualized.

(2)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities

(3)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.

(4)	Net interest margin represents net interest income divided by average total interest-earning assets.

Reconciliation of Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. These measures typically adjust GAAP performance measures to exclude significant gains or losses that are expected to be non-recurring and to exclude the effects of amortization of intangible assets (in the case of the efficiency ratio). Because these items and their impact on the Company’s performance are difficult to predict, management believes that presentations of financial measures excluding the impact of these items provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

	Three months ended	Six months ended
	June 30, 2005
Net Income (GAAP)	$(2,543)	$(2,212)
Add back contribution to the Benjamin Franklin Bank Charitable Foundation (after tax)	2,640	2,640
Add back net loss on sale of bank assets (after tax)	1,020	1,020

	$1,117	$1,448

Efficiency Ratio (GAAP)	145.1%	120.9%
Effects of amortization of intangible assets	(7.6)%	(5.2)%
Effects of contribution to the Benjamin Franklin Bank Charitable Foundation	(54.7)%	(35.0)%
Effects of net loss on sale of bank assets	(20.1)%	(10.6)%

	62.7%	70.1%